As filed with the Securities and Exchange Commission on July 23, 2003
                                                     Registration No. 333-105199


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                         INTERVEST MORTGAGE CORPORATION
                         ------------------------------

        (Exact name of registrant as specified in governing instruments)



                              10 Rockefeller Plaza
                                   Suite 1015
                          New York, New York 10020-1903
                                 (212) 218-2800
                                 --------------

                                  (Address and
                                telephone number
                            of registrant's principal
                               executive offices)


                               LAWRENCE G. BERGMAN
                                 VICE PRESIDENT
                         INTERVEST MORTGAGE CORPORATION
                        10 ROCKEFELLER PLAZA (SUITE 1015)
                          NEW YORK, NEW YORK 10020-1903
                                 (212) 218-2800

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                                Thomas E. Willett
                                Harris Beach LLP
                                 99 Garnsey Road
                            Pittsford, New York 14534
                                 (585) 419-8646

    Approximate date of commencement of proposed sale to the public; as soon as practicable after the effective date of this registration statement


                         CALCULATION OF REGISTRATION FEE

                                                Proposed               Proposed
Title of each                                   maximum                maximum
class of                   Amount               offering               aggregate              Amount of
securities to be           to be                price per              offering               Registration
registered                 registered           debenture              price                  Fee

----------------------------------------------------------------------------------------------------------

Series  /  /
Subordinated
Debentures                 $8,500,000           $10,000                $8,500,000             $687.65
                           ----------           -------                ----------             -------

----------------------------------------------------------------------------------------------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


This Registration Statement contains pages. The Exhibit Index is on page .

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30. Other Expenses of Issuance and Distribution.
-------  -------------------------------------------

     The following statement sets forth the amounts of expenses in connection with the offering of the Debentures pursuant to this registration statement, all of which shall be borne by the Company.

                                                                         Amount*
                                                                         -------
Securities and Exchange Commission
Registration Fee ................................................       $    687
EDGAR Expenses ..................................................          4,000
Printing and Engraving Expenses .................................         20,000
Accounting Fees and Expenses ....................................         15,000
Legal Fees and Expenses .........................................         50,000
Blue Sky Fees and Expenses ......................................         20,000
Trustees' Fees and Expenses .....................................          5,000
Miscellaneous ...................................................         15,313
                                                                          ------
Total ...........................................................       $130,000
*Estimated amounts of expenses.

Item 31. Sales to Special Parties.
-------  ------------------------

         Not applicable.

Item 32. Recent Sales of Unregistered Securities.
-------  ---------------------------------------

     On March 10, 2000, ICNY Acquisition Corporation, a wholly-owned subsidiary of Intervest Bancshares Corporation, was merged with and into the Company in a transaction in which all of the issued and outstanding shares of capital stock of the Company were exchanged for 1,250,000 shares of the Class A Common Stock of Intervest Bancshares Corporation, which shares were issued to the six shareholders of the Company in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 33. Indemnification of Directors and Officers.
-------  -----------------------------------------

     Sections 721-726 of the New York Business Corporation Law provide that a corporation may indemnify its officers and directors (or persons who have served, at the corporation's request, as officers or directors of another corporation) against the reasonable expenses, including attorneys' fees, actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been adjudged to have been liable to the corporation unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction determines upon application that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnification.

     The Company's By-laws provide that the Company will indemnify the officers and directors of the Company to the fullest extent permitted under the laws of New York State. In that regard, the Company is obligated to indemnify officers and directors of the Company from and against any and all judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys' fees, actually and necessarily incurred by an officer or director as a result of any action or proceeding, or any appeal therein, to the extent such amounts may be indemnified under the laws of New York State; and to pay any officer or director of the Company, in advance of the final disposition of any civil or criminal proceeding, the expenses incurred by such officer or director in defending such action or proceeding. The Company's obligation to indemnify its officers and directors continues to individuals who have ceased to be officers or directors of the Company and to the heirs and personal representatives of former officers and directors of the Company. The form of Underwriting Agreement included as an exhibit to this Registration Statement provides for indemnification of the Company, its officers and directors, against certain liabilities.

Item 34. Treatment of Proceeds from Stock Being Registered.
-------  -------------------------------------------------

     Not applicable.

Item 35. Financial Statements and Exhibits.
-------  ---------------------------------

     (a)  Financial Statements:

     See Index to Financial Statements of the Company.

     (b)  The  following  exhibits  are  filed  as  part  of  this  Registration
          Statement:

Exhibit No.

1.1 Form of Underwriting Agreement between the Company and Sage, Rutty & Co., Inc. (the "Underwriter"). *

1.2  Form of Selected Dealer Agreement. *

3.1  Certificate of Incorporation of the Company.1

3.2  Certificate of Amendment to Certificate of Incorporation.2

3.3  Certificate of Amendment Regarding Name Change. *

3.4  By-laws of the Company.3

4.1 Form of Indenture between the Company and The Bank of New York, as Trustee (the "Trustee"). *

5.1  Opinion of Harris Beach LLP. *

10.1 Form  of  Escrow  Agreement  between  the  Company,   the  Underwriter  and
     Canandaigua National Bank and Trust Company. *

10.2 Form of Employment Agreement between the Company and Jerome Dansker.4

10.3 Amendment to Employment Agreement between the Company and Jerome Dansker.2

12.1 Statement re Computation of Ratio of Earnings to Fixed Charges. *

23.1 Consent of Harris Beach LLP is included in the opinion of Harris Beach LLP, filed as Exhibit 5.1.

23.2 Consent of Eisner LLP

25.1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 on Form T-1 for The Bank of New York. *

----------------------------------

*  Previously filed

(1) Incorporated by reference to Registrant's Registration Statement on Form S-18 (File No. 33-27404-NY), declared effective on May 12, 1989.

(2) Incorporated by reference to Registrant's Report on Form 10-K for the year ended December 31, 1998, dated March 31, 1999.

(3) Incorporated by reference to Registrant's Registration Statement on Form S-11 (File No. 33-39971), declared effective on May 13, 1991.

(4) Incorporated by reference to Registrant's Registration Statement on Form S-11 (File No. 33-96662), declared effective on October 18, 1996.


Item 36. Undertakings.
-------  ------------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 23, 2003.

                                             INTERVEST MORTGAGE CORPORATION

                                             By:       /s/ Lowell S. Dansker
                                                       ---------------------
                                             Name:     Lowell S. Dansker
                                             Title:    President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated as of July 23, 2003.

Signature                               Capacity
---------                               --------

         *                   President (Principal Executive Officer),
----------------------       Treasurer, (Principal Financial Officer and
(Lowell S. Dansker)          Principal Accounting Officer) and Director


         *                   Vice President, Secretary and Director
----------------------
(Lawrence G. Bergman)

         *                   Chairman, Executive Vice President and Director
----------------------
(Jerome Dansker)

                              Director
----------------------
(Michael A. Callen)

         *                   Director
----------------------
(Paul R. DeRosa)

         *                   Director
----------------------
(Wayne F. Holly)

                             Director
----------------------
(Lawton Swan, III)

         *                   Director
----------------------
(Thomas E. Willett)

         *                   Director
----------------------
(David J. Willmott)

                             Director
----------------------
(Wesley T. Wood)


*
By:   /s/ Lawrence G. Bergman
      --------------------------------
      Lawrence G. Bergman
      Attorney-in-Fact

                                    EXHIBITS

                            TO REGISTRATION STATEMENT

                                       ON

                                    FORM S-11



                         INTERVEST MORTGAGE CORPORATION

                                  EXHIBIT INDEX

Number   Exhibit

1.1 Form of Underwriting Agreement between the Company and Sage, Rutty & Co., Inc. (the "Underwriter"). *

1.2       Form of Selected Dealer Agreement. *

3.1       Certificate of Incorporation of the Company.1

3.2       Certificate of Amendment to Certificate of Incorporation.2

3.3       Certificate of Amendment - Name Change. *

3.4       By-laws of the Company.2

4.1 Form of Indenture between the Company and The Bank of New York, as Trustee (the "Trustee"). *

5.1       Opinion of Harris Beach LLP. *

10.1 Form of Escrow Agreement between the Company, the Underwriter and Canandaigua National Bank and Trust Company. *

10.2      Form of Employment Agreement between the Company and Jerome Dansker.3

10.3      Amendment  to  Employment  Agreement  between  the  Company and Jerome
          Dansker.2

12.1      Statement re Computation of Ratio of Earnings to Fixed Charges. *

23.1 Consent of Harris Beach LLP is included in the opinion of Harris Beach LLP, filed as Exhibit 5.1.

23.2      Consent of Eisner LLP

25.1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 on Form T-1 for The Bank of New York. *

--------------------------

*    Previously filed

1 Incorporated by reference to Registrant's Registration Statement on Form S-18 (File No. 33-27404-NY), declared effective on May 12, 1989.

2 Incorporated by reference to Registrant's Report on Form 10-K for the year ended December 31, 1998.

3 Incorporated by reference to Registrant's Registration Statement on Form S-11 (File No. 33-39971), declared effective on May 13, 1991.

4 Incorporated by reference to Registrant's Registration Statement on Form S-11 (File No. 33-96662), declared effective on October 18, 1995.